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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form 10-SB of our report dated June 26, 2000, relating to the consolidated financial statements of StarNet Financial, Inc. ("StarNet") and its Subsidiaries (collectively the "Company") which appears on page F-2 of StarNet's Annual Report on Form 10-KSB for the year ended March 31, 2000.

/s/ Simonton, Kutac & Barnidge, L.L.P.

Simonton, Kutac & Barnidge, L.L.P.
Houston, Texas

August 14, 2000